Exhibit 10.4

STOCK PLEDGE AGREEMENT

STOCK PLEDGE AGREEMENT (“Pledge Agreement”) made as of this 1st day of February, 2003, by VESTA INSURANCE GROUP, INC., a Delaware corporation (“Pledgor”), in favor of FIRST COMMERCIAL BANK, an Alabama state banking corporation (the “Bank”).

R E C I T A L S:

The Pledgor has requested that Bank make available to it a $30,000,000 revolving credit facility (“Loan”) in accordance with a Credit Agreement of even date herewith between Pledgor and Bank (“Credit Agreement”; all capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement). Pledgor is the legal and beneficial owner of 358,375 shares of the common stock, $.01, par value, of Instant Insurance Holdings, Inc. (“Holdings”) (together with all certificates, options, rights or other distributions issued as an addition to, in substitution or in exchange for, or on account of, any such shares, and all proceeds of all of the foregoing, now or hereafter owned by the Pledgor, the “Pledged Stock”). As one of the conditions of making the Loan, Bank requires that Pledgor pledge the Pledged Stock to Bank and grant Bank a security interest in the Pledged Stock, and Pledgor has agreed to do so.

As an inducement to Bank to make the Loan, the Pledgor agreed to execute this Pledge Agreement and, pursuant hereto, to pledge the Pledged Stock, as defined in this Pledge Agreement, as additional security for the prompt satisfaction of all Obligations.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor, intending to be legally bound hereby, agrees as follows:

ARTICLE I

SECURITY; DIVIDENDS, REGISTRATION; DISPOSITION AND PROCEEDS

Section 1.1. Grant of Security. As security for the prompt payment and performance of the Obligations, the Pledgor hereby pledges to Bank the Pledged Stock and grants to Bank a lien on and security interest therein.

Section 1.2. Realization Upon Default. Upon the occurrence of an Event of Default, Bank may, without demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (all of which are, to the extent permitted by law, hereby expressly waived), forthwith realize upon the Pledged Stock or any part thereof, and may forthwith sell or otherwise dispose of and deliver the Pledged Stock, or any part thereof or interest therein, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at any of Bank’s offices or elsewhere, at such prices and on such terms (including, but without limitation, a requirement that any purchaser of all or any part of the Pledged Stock purchase the shares constituting the Pledged Stock for investment and without any intention to make a distribution thereof) as it may deem best, for cash or on credit, or for future delivery without assumption of any credit risk, with the right to Bank or any purchaser to purchase upon any such sale the whole or any part of the Pledged Stock free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived and released.

Section 1.3. Registration. Upon the sale or transfer of the Pledged Stock described in Section 1.2, the Pledged Stock shall be registered in the name of the transferee and Pledgor hereby covenants and agrees that, upon Bank’s request, the Pledgor will effect such registration. Immediately and without further notice, upon registration in accordance with this Section, the transferee shall have, with respect to the Pledged Stock, the right to exercise all voting rights (if any) as to all of the Pledged Stock, all other corporate rights and all conversion, exchange, subscription or other rights, privileges or options pertaining thereto as if it were the absolute owner thereof, including, without limitation, the right to exchange any or all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by such issuer of any right, privilege, or option pertaining to any of the Pledged Stock, and, in connection therewith, to deliver any of the Pledged Stock to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; but Bank shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

Section 1.4. Voting Rights. Notwithstanding anything to the contrary contained herein, and provided that no Event of Default exists and Pledgor has received no notice from Bank of the occurrence of an event which, with the expiration of any applicable cure period, would constitute an Event of Default (other than events that have been cured), Pledgor shall retain the right to receive normal cash dividend distributions, all voting rights, and all other rights incident to ownership with respect to its Pledged Stock.

Section 1.5. Additional Security. In the event of a stock split, stock dividend, or other issuance of shares by Holdings made on the basis of the then-current ownership of Holdings stock, there shall be an appropriate adjustment in the number of the Pledged Shares subject to this agreement.

Section 1.6. Application of Proceeds Upon Default. The proceeds of any such disposition or other action by Bank shall be applied as follows:

(a)    First, to the costs and expenses incurred in connection therewith or incidental thereto or to the care or safekeeping of any of the Pledged Stock or in any way relating to the rights of Bank hereunder, including broker’s fees and reasonable attorneys’ fees and legal expenses;

(b)    Second, to the payment and performance of the Obligations, all in such priority as Bank shall elect; and

(c)    Third, to the Pledgor, to the extent of any surplus proceeds.

Section 1.7. Notice of Sale. Bank need not give more than ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale may take place, which notice the Pledgor hereby agrees shall be reasonable.

Section 1.8. Delivery of Stock. The Pledgor agrees to deliver to Bank, simultaneously with the execution hereof, duly executed Stock Assignments and Powers of Attorney (“Assignments”) for all shares of the Pledged Stock owned by the Pledgor, together with such additional Assignments executed in blank as may be requested from time to time by Bank.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PLEDGOR

Section 2.1. Representations and Warranties of Pledgor. The Pledgor represents and warrants that:

(a)                The Pledgor is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of the incorporation; has the corporate power and authority to own its assets and to transact its business, and is duly qualified and in good standing under the laws of each jurisdiction in which qualification is required.

(b)               Pledgor is the legal and beneficial owner of all of the Pledged Stock;

(c)                All of the shares of the Pledged Stock have been duly and validly issued, are fully paid and nonassessable, and are owned by the Pledgor free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest in such shares or the proceeds thereof, except for the lien granted hereunder;

(d)               The Pledged Stock constitutes the Pledgor’s entire equity interest in Holdings, and Exhibit “A” represents a true and correct list of the owners of the only other issued and outstanding shares and their respective interests;

(e)                The Pledged Stock is not subject to any shareholder agreements, voting agreements, buy-sell agreements, warrants, or options;

(f)                The execution and delivery of this Pledge Agreement, and the performance of its terms, will not result in any violation of any provision of, or violate or constitute a default under the terms of, any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation, applicable to Pledgor or any property of Pledgor; and

(g)               Upon delivery of the Pledged Stock to Bank or its agent, this Pledge Agreement shall create a valid lien upon and perfected security interest in the Pledged Stock and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrance, or agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Pledged Stock.

(h)               No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required; (a) for the perfection or maintenance of the pledge, assignment, and security interest created hereby (including the first priority nature of such pledge, assignment, and security interest); or (b) for the exercise by the Bank of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Stock pursuant to this Agreement.

(i)                There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

ARTICLE III

COVENANTS OF PLEDGOR

Section 3.1. Covenants of Pledgor. The Pledgor hereby covenants that, until all of the Obligations have been paid and performed in full, it will not sell, convey, or otherwise dispose of any of the Pledged Stock or any interest therein or create, incur, or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Pledged Stock or the proceeds thereof, other than that created hereby. In addition, Pledgor hereby covenants that, until all of the Obligations have been paid and performed in full, it will not, without the Bank’s prior written consent, exercise its voting rights under the Pledged Stock to vote to amend the Articles of Incorporation or Bylaws of Holdings in any manner which would materially and adversely affect the rights associated with the Pledged Stock, to issue any additional shares of stock in Holdings if such issuance (a) would not be in exchange for fair value received by Holdings or (b) would result in the Pledged Stock representing less than 67% of the total outstanding shares of Holdings, or to approve any merger or consolidation, or other corporate reorganization of Holdings.

Section 3.2. Defense of Claims. The Pledgor warrants, and will at the Pledgor’s own expense, defend Bank’s right, title, special property and security interest in and to the Pledged Stock against the claims of any person, firm, corporation or other entity.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Notices Respecting Stock. The Pledgor will promptly deliver to Bank all written notices, and will promptly give Bank written notice of any other notices, received by it with respect to Pledged Stock, and Bank will promptly give like notice to the Pledgor of any such notices received by Bank or its nominee.

Section 4.2. Further Assurances. The Pledgor shall at any time, and from time to time, upon the written request of Bank, execute and deliver such further documents and do such further acts and things as Bank may reasonably request to effect the purposes of this Pledge Agreement, including, without limitation, delivering to Bank upon the occurrence of an Event of Default irrevocable proxies with respect to the Pledged Stock in a form satisfactory to Bank. Until receipt of such separate proxies, this Pledge Agreement shall constitute the Pledgor’s proxy to Bank or its nominee to vote all shares of Pledged Stock then registered in the Pledgor’s name.

Section 4.3. Termination. Upon the payment and performance in full of all Obligations and the payment and performance of all additional costs and expenses of Bank as provided herein, this Pledge Agreement shall terminate and Bank shall deliver to the Pledgor, at the Pledgor’s expense, such of the Pledged Stock in possession of Bank as shall not have been sold or otherwise applied pursuant to this Pledge Agreement.

Section 4.4. No Duty of Bank. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Stock while held hereunder, Bank shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Stock upon surrendering it or tendering surrender of it to the Pledgor.

Section 4.5. No Waivers. No course of dealing between the Pledgor and Bank, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of Bank hereunder or otherwise shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 4.6. Cumulative Remedies. The rights and remedies provided herein and in all other agreements, instruments, and documents delivered pursuant hereto, are cumulative and are in addition to the and not exclusive of any rights or remedies provided by law, including, but without limitation, the rights and remedies of a secured party under the Uniform Commercial Code.

Section 4.7. Severability. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Pledge Agreement in any jurisdiction.

Section 4.8. Notices Under Agreement. Any notice, demand or correspondence required or permitted to be sent or delivered hereunder shall be sent by hand delivery or registered or certified mail, return receipt requested, and shall be deemed given (1) on the date of receipt, if hand-delivered, or (2) 2 days after being mailed by registered or certified mail, return receipt requested, to the parties at the following addresses (or at such other address for a party as shall be specified by a like notice):

If to Pledgor:	Vesta Insurance Group, Inc. 3670 River Run Drive Birmingham, Alabama 35243 ATTENTION: Norman W. Gayle, III

If to Bank:	First Commercial Bank 800 Shades Creek Parkway Birmingham, Alabama 35209 ATTENTION: James W. Brunstad

Section 4.9. Successors and Assigns. This Pledge Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

Section 4.10. Governing Law. This Pledge Agreement shall be construed in accordance with the substantive law of the United States and the State of Alabama without regard to principles of conflicts of law, except to the extent that the application of the law of another jurisdiction is required to give effect to or to make enforceable any of the provisions hereof.

IN WITNESS WHEREOF, Pledgor has caused this Pledge Agreement to be executed by its duly authorized officer as of the date first above written.

VESTA INSURANCE GROUP, INC., a Delaware corporation
By:	/s/ JOHN W. MCCULLOUGH

Its:	VP – Associate General Counsel

EXHIBIT “A”

Attached to and forming a part of that certain Stock Pledge Agreement dated as of February 1, 2003, by Vesta Insurance Group, Inc., as Grantor, to First Commercial Bank.

Class	Cert. Nos.	No. of Shares	Issued To	Percentage of Outstanding
Common
	38	92,958	Vesta Insurance Group, Inc.
	47	98,817	Vesta Insurance Group, Inc.
	49	80,000	Vesta Insurance Group, Inc.
	50	86,600	Vesta Insurance Group, Inc.
		358,375		71.26%

	39	88,940	Vesta Fire Insurance Corp.	17.68%
	40	25,000	The Shelby Insurance Co.	4.97%
	41	20,000	Shelby Casualty Insurance Co.	3.97%
	42	5,000	The Hawaiian Insurance and Guaranty Company, Ltd.	0.99%
	43	3,588	E. B. Lyon, III	0.71%
	44	2,000	Tom Mangold	0.39%
		502,903		100.00%

A-1